Exhibit (a)(5)(A)

OSI PHARMACEUTICALS, INC.

2% Convertible Senior Subordinated Notes Due 2025
CUSIP NO. 671040 AF0
CUSIP NO. 671040 AE3

Fundamental Change Company Notice and Notice of Conversion Privilege

To the Holders of the 2% Convertible Senior Subordinated Notes due 2025 (the “Securities”), issued by OSI Pharmaceuticals, Inc. (the “Company”).

The Company by this written notice (the “Notice”) hereby notifies you, pursuant to Sections 3.9(a), 4.2(j) and 4.6(II) of the Indenture dated as of December 21, 2005 (the “Indenture”) between the Company and The Bank of New York Mellon (f/k/a The Bank of New York), that a Fundamental Change, as such term is defined in Section 3.9(a) of the Indenture, has occurred as noted below.  All capitalized terms used that are not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

As a result of the occurrence of this Fundamental Change, you may require the Company to repurchase your Securities by delivery of a Fundamental Change Repurchase Notice and you may convert your Securities pursuant to Article IV of the Indenture.

1.          Effective June 18, 2010, the Company’s common stock, par value $0.01, was delisted from the NASDAQ Global Select Market (the “Delisting”).  This event constitutes a Fundamental Change under the Indenture.

2.          As a result of a Fundamental Change, Holders of Securities have the right (the “Fundamental Change Repurchase Right”) to require the Company to repurchase Securities by delivery to the Paying Agent of a Fundamental Change Repurchase Notice, substantially in the form attached to this Notice as Exhibit A.

3.          To exercise your Fundamental Change Repurchase Right in connection with the Delisting, you must deliver a Fundamental Change Repurchase Notice to The Bank of New York Mellon, as Paying Agent, by 5 p.m., New York City time, on July 30, 2010 (the “Notice Deadline”).

4. The Fundamental Change Repurchase Date in connection with the Delisting is August 2, 2010.

5.          The Fundamental Change Repurchase Price is equal to 100% of the principal amount of the Securities (or portions thereof) to be so repurchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date.

6. The name and address of the Paying Agent and the Conversion Agent is as follows:

The Bank of New York Mellon
101 Barclay Street, 8W
New York, NY 10286

7. (a) The Conversion Rate applicable on the date of this Notice is 33.9847.

(b) No adjustments to the Conversion Rate will result from the Delisting.

 (c)             Since the Delisting does not constitute a Public Acquirer Fundamental Change as defined in Section 4.13(d) of the Indenture, the Company does not have the right to change the conversion rights of Holders in lieu of increasing the Conversion Rate under Section 4.13(c) of the Indenture.

8.          The Securities as to which a Fundamental Change Repurchase Notice has been given may be converted, if they are otherwise convertible pursuant to Article IV of the Indenture, only if the Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of the Indenture.

9. The Securities must be surrendered to the Paying Agent to collect payment.

10.        The Fundamental Change Repurchase Price for any Security as to which a Fundamental Change Repurchase Notice has been duly given and not withdrawn will be paid within five (5) Business Days following the later of the Fundamental Change Repurchase Date and the time of surrender of the Security with all necessary endorsements.

11.        To exercise its put rights under Section 3.9(a) of the Indenture, a Holder must deliver a Fundamental Change Repurchase Notice to the Paying Agent prior to the Notice Deadline.  The Fundamental Change Repurchase Notice must state the following:

(a) the certificate number of the Security which the Holder will deliver to be repurchased or the appropriate depository procedures if Certificated Securities have not been issued;

(b) the portion of the principal amount of the Security (in an integral multiple of $1,000) the Holder will deliver to the Paying Agent to be repurchased; and

(c) that the Security shall be repurchased on the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Securities and the Indenture.

12. Holders have certain conversion rights provided for in Article IV of the Indenture. To exercise the conversion right, a Holder must surrender the Security for conversion to the Conversion Agent at any time on or before the date that is thirty (30) days after the Company announced that the Fundamental Change has occurred.  Thus, to exercise its conversion right resulting from the Delisting, a Holder must surrender the Security for conversion to the Conversion Agent at any time on or before July 19, 2010.  To surrender a Note for conversion, a Holder must, in the case of Global Securities, comply with the Applicable Procedures of the Depositary in effect at that time, and in the case of Certificated Securities:

(a) surrender the Security, duly endorsed to the Company or in blank, at the office of the Conversion Agent;

 (b)             complete and manually sign the Conversion Notice attached to the Security (or complete and manually sign a facsimile of such notice) stating that the Holder elects to convert the Security, the principal amount of Security to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for Common Stock to be issued, and deliver such Conversion Notice to the office of the Conversion Agent; and

(c) furnish appropriate endorsements and transfer documents.

Regarding conversions of both Global Securities and Certificated Securities, a Holder must pay all funds required, if any, relating to interest (including Additional Interest, if any) and any withholding, transfer or similar tax, if required by the Indenture.

13.        A Holder may withdraw a Fundamental Change Repurchase Notice by a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(a) the Holder’s name and election to withdraw the Fundamental Change Repurchase Notice;

(b) the principal amount of the Security (in an integral multiple of $1,000) with respect to which the notice of withdrawal is being submitted;

 (c)             the certificate number of the Security (if Certificated Security) or the appropriate Depository procedures, if applicable, of the Security with respect to which the notice of withdrawal is being submitted; and

(d) the principal amount, if any, of the Security that remains subject to the original Fundamental Change Repurchase Notice and that has been or will be delivered for repurchase by the Company.

14. Unless the Company defaults in making payment of the Fundamental Change Repurchase Price, interest (including Additional Interest, if any) on the Securities surrendered for repurchase by the Company will cease to accrue on and after the Fundamental Change Repurchase Date.

15. The CUSIP numbers of the Securities are 671040 AF0 and 671040 AE3.

OSI PHARMACEUTICALS, INC.

June 18, 2010

Exhibit A
OSI PHARMACEUTICALS, INC.

2% Convertible Senior Subordinated Notes Due December 15, 2025

Form of Fundamental Change Repurchase Notice

The undersigned registered owner of this Security hereby acknowledges receipt of a notice from OSI Pharmaceuticals, Inc. (the “Company”) pursuant to Section 3.09 of that certain Indenture (the “Indenture”), dated as of December 21, 2005, between the Company and The Bank of New York Mellon (f/k/a The Bank of New York), and requests and instructs the Company to repurchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Security and the Indenture on the Fundamental Change Repurchase Date at the Fundamental Change Repurchase Price, together with accrued and unpaid interest (including Additional Interest, if any), to, but not including, the Fundamental Change Repurchase Date, to the registered Holder hereof.  All capitalized terms used that are not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

Date:
Signature (s)

Signatures must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty

Principal amount to be redeemed (in an integral Multiple of $1,000, if less than all):

Certificate number (if applicable):

NOTICE: The signature to the foregoing election must correspond to the name as written upon the face of this Security in every particular, without any alteration or change whatsoever.